UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 28, 2013

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.  The text of Item 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On May 28, 2013, our wholly-owned subsidiary, WVFC Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub”), completed its acquisition of the berry processing business of Willamette Valley Fruit Company, LLC, a family owned Oregon limited liability company located in Salem, Oregon that is one of the Pacific Northwest’s leading processors of high-quality berry products (“WVFC”).  The purchased assets include the berry processing equipment assets (including a new Individually Quick Frozen (IQF) tunnel), long term building and ground leases (including additional improvements currently being installed), and other intellectual property and inventory rights.

As consideration for the acquisition, Acquisition Sub assumed certain liabilities relating to WVFC’s existing business contracts arising after the closing date and paid an aggregate amount of $9.5 million in cash, a portion of which is being held back to secure post-closing purchase price adjustments and indemnity claims.  An additional amount of up to $3.0 million is payable as contingent consideration in the form of an earn-out if certain performance thresholds are met during the period of up to 7 years following the closing.

Item 8.01                                           Other Events.

On June 3, 2013, we issued a press release announcing the transactions described in Items 1.01 and 2.01 above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

EXHIBIT 99.1:    Press release dated June 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date:	June 3, 2013
/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer